Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the TMC the metals company Inc. 2021 Employee Stock Purchase Plan of our report dated March 25, 2022, with respect to the consolidated financial statements of TMC the metals company Inc. (the “Company”) as at and for the years ended December 31, 2021 and December 31, 2020.

/s/ Ernst & Young LLP

Chartered Professional Accountants

Vancouver, Canada

May 31, 2022